EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Palmetto Bancshares, Inc. and Subsidiary

We consent to the incorporation by reference in Registration Statement (No. 333-174351, No. 333-152997 and No. 333-108108) on Form S-8 of Palmetto Bancshares, Inc. and Subsidiary of our reports dated March 5, 2014, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Palmetto Bancshares, Inc. and Subsidiary for the year ended December 31, 2013.

/s/ Elliott Davis, LLC

Greenville, South Carolina

March 5, 2014